Exhibit 99.6

CINERGY CORP.
BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS
For the Quarter Ended June 30, 2004
(unaudited)

Commercial Businesses

Earnings Per Share - diluted - 2003	$0.36

Discontinued operations	(0.05)
Employee retirement/severance and other charges	(0.02)
Weather	0.02
Electric sales volumes	0.01
Power marketing, trading and origination	0.04
Gas marketing, trading and origination	(0.01)
Energy services	0.01
Fuel costs	(0.04)
Emissions allowances	(0.05)
Operating and administrative expenses	(0.01)
Maintenance expense	(0.01)
Depreciation	0.01
Financing and dilution	(0.02)
Effective tax rate	(0.06)
Other - net	(0.02)

Earnings Per Share - diluted - 2004	$0.16

Regulated Businesses

Earnings Per Share - diluted - 2003	$0.14

Employee retirement/severance and other charges	(0.02)
Weather	0.06
Electric sales volumes	0.05
Price increases	0.03
Other electric revenues	0.01
Operating and administrative expenses	(0.01)
Maintenance expense	(0.01)
Depreciation	(0.06)
Financing and dilution	0.01
Effective tax rate	(0.01)
Other - net	0.01

Earnings Per Share - diluted - 2004	$0.20

Power Technology & Infrastructure Services

Earnings Per Share - diluted - 2003	$(0.03)

Employee retirement/severance and other charges	(0.01)

Earnings Per Share - diluted - 2004	$(0.04)